OFFICER INCENTIVE COMPENSATION PLAN

Also referred to as the Annual Incentive Plan (AIP)

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WINNEBAGO INDUSTRIES, INC.
OFFICER INCENTIVE COMPENSATION PLAN

1.    Purpose. The purpose of the Winnebago Industries, Inc. Officer Incentive Compensation Plan (the “Plan”) is to promote the growth and profitability of Winnebago Industries, Inc. (the “Company”) by providing members of its executive leadership team, together with certain of its officers and other employees designated in the discretion of the Human Resources Committee (the “Committee”) with an incentive to achieve designated corporate objectives and to attract and retain personnel who will contribute to the achievement of growth and profitability of the Company.
2.    Authority; Administration.
a.    Administrator. The Plan shall be administered by the Committee appointed by the Board of Directors.
b.    Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the Plan, including but not limited to (i) making awards, (ii) determining when and to whom awards will be granted, (iii) determining the form, amount and other terms and conditions of each award, (iv) establishing the performance measure(s), performance objective(s) and relationship between the performance objective(s) and any award payments, and (v) determining final payouts under any award. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.
c.    Annual Approval. The Committee must approve the Plan and specific performance measures and performance objectives and targets within the first 90 days of each new fiscal year; provided that the Committee may postpone approving the specific performance measures and performance objectives and targets for any performance period that is less than a full fiscal year in length and does not commence at the beginning of the fiscal year of the Company until a date that is within the first 25% of such performance period. Notwithstanding the foregoing, in all cases the performance measures and performance objectives and targets must be set at a time when the achievement of the performance objectives and targets is substantially uncertain. The Committee shall approve one or more notices of the performance measures and performance objectives and targets, as well as the form of payments, setting forth such details and any other terms and conditions applicable to the incentive awards for a Plan year.
3.    Participation Eligibility.
a.    In order to be eligible to participate in the Plan, an employee must be (i) a member of the Company’s executive leadership team, (ii) an officer of the

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Company or (iii) an employee of the Company selected in the discretion of the Committee with responsibilities that may have a significant impact on the Company’s financial or operational results.
b.    The Committee designate individuals meeting the eligibility criteria in Section 3(a) to be participants in the Plan for each new Plan year. The Plan year shall be the fiscal year of the Company. Each Plan year can have one or more performance periods equal in length to a period of no more than one fiscal year of the Company.
c.    Unless otherwise determined by the Committee, participants must be employed by the Company as of the time the award is paid.
4.    Nature of the Plan. The incentive award is based upon the level of achievement of one or more performance measures applying business criteria to one or more of the Plan participants, one or more business segments, units or divisions of the Company, or the Company as a whole, whether on an absolute basis, rate basis, or relative to a peer group of companies or other benchmark and may also include a performance measure that evaluates a Plan participant’s individual contributions to the Company, as determined in the discretion of the Committee. The Plan is an annual program that provides for measurements of financial, operational and/or individual performance over one or more performance periods and an opportunity for incentive payments based on such performance results.
The Committee shall establish the performance measures for this Plan, which will be based upon one or more pre-established (i) financial or operational performance measures and/or (ii) individual contribution performance measures for each Plan participant as a part of his or her underlying award. The Committee will (i) establish the performance objectives for each of the performance measures for each Plan participant, which may include a target incentive level, a minimum incentive level threshold below which an incentive will not be paid, and a maximum incentive level and (ii) communicate them to each Plan participant through an individual award schedule.
The Committee reserves the right to increase or reduce the total amount of any individual’s awards in its discretion.
The Committee may modify a performance period and/or provide adjustments to or waivers of the achievement of performance measures under specified circumstances such as (i) the occurrence of events that are unusual in nature, infrequently occurring or significant that were not anticipated by the Committee when the performance objectives were established, such as a Change in Control (as defined in Section 6), an equity restructuring, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs or (ii) a change in applicable tax laws or accounting principles. Any such modification, waiver and adjustment will be determined by the Committee in its sole discretion. In addition, the Committee may, in its sole discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the

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application of the performance objectives to be otherwise payable in connection with an Award. To the extent not inconsistent with applicable law or stock exchange rules, the Committee delegates to the CEO authority under the Plan, including the authority to establish the performance measures and performance objectives and incentive target for participants other than officers subject to Section 16 of the Exchange Act.
5.    Method of Payment. Individual participant incentive performance objectives, and target bonus amount expressed as a percentage of base salary or a flat dollar amount, are approved annually by the Committee. Actual incentive awards can range from 0% to 200% of a Plan participant’s incentive performance target and shall be communicated to Plan participants through an individual award schedule.
The amount of each participant’s incentive compensation for the fiscal year (or applicable performance period, if shorter) shall be in direct proportion to the resulting financial or operational performance of the relevant performance measure expressed as a percentage (“Performance Factor”) against predetermined compensation performance objectives for that participant. The Company’s or applicable business unit’s results for the fiscal year (or applicable performance period, if shorter) will be used in identifying the Performance Factor to be used when calculating the participant’s incentive compensation relating to financial or operational performance measures. If individual contribution performance measures were established by the Committee, the Committee shall evaluate an individual’s relative level of achievement of such contribution performance measures in determining the effect on the amount of the incentive compensation.
Incentive awards are paid in cash unless the Committee has determined, in its sole discretion, at the time that the performance measures for the fiscal year are established that all or any part of an award shall be settled in the form of shares of the Company’s common stock or other equity award granted pursuant to any then-current equity compensation plan that has been approved by the Company’s shareholders. No participant shall have any ability to influence the timing or form of any payment (cash, stock, or equity award) under the Plan. The cash, stock or equity award payment, if any, for each performance period during the Plan year shall be paid or awarded as soon as practical after the end of the Plan year following final measurement of financial and/or operational performance for all of the performance period(s) within the fiscal year as well as the Committee’s evaluation of any individual contribution performance measures, if any, and overall incentive amounts have been approved by the Committee in October following fiscal year end, but in no event later than 2 ½ months after the end of the fiscal year (subject to any deferred compensation election pursuant to any such plans of the Company).
Any payment made under this Plan shall be subject to any employment and income tax withholding and other deductions as required by law.
6.    Change in Control. In the event of a Corporate Transaction (as defined below), then the surviving or successor entity may continue, assume or replace awards outstanding under the Plan as of the date of the Corporate Transaction, and such awards or replacements

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therefor shall remain outstanding and be governed by their respective terms. If and to the extent that outstanding awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the awards under the Plan shall fully vest immediately prior to the effective time of the Corporate Transaction, meaning that each performance measure is deemed to have been satisfied at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.
If and to the extent that awards under this Plan are continued, assumed or replaced, and participant experiences an involuntary termination of employment to the Company after the Change in Control but prior to the award’s payment, for reasons other than Cause, or, if applicable, terminates his or her employment for Good Reason (as defined in any then-effective written agreement between the participant and the Company, if any), then the awards under this Plan shall immediately vest in full, meaning that each performance measure is deemed to have been satisfied at the greater of target level of performance or actual level of performance (if determinable).
“Cause” means , unless otherwise defined in a then-effective written agreement between a participant and the Company or any affiliate, a participant’s (i) material failure to perform satisfactorily the duties reasonably required of the participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company's business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the participant or demonstrates a willful and continuing disregard for the best interests of the Company and its affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its affiliates, their business or any of their customers, employees or vendors.
“Change in Control” means one of the following:
(1)    An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control: (A) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company; (B) any formation of a Group consisting solely of beneficial owners of the Company's voting securities as of the effective date of this Plan; or (C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s voting securities.

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If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2)    Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board of Directors.
(3)    A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.
“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
“Good Reason” shall have the meaning set forth in the participant’s change in control agreement, or in the absence of a change in control agreement, shall mean the initial occurrence of any of the following actions by the Company without the participant’s express written consent and not caused by the participant: (i) a material diminution of the

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participant’s position, duties, responsibilities or status with the Company as in effect immediately prior to a Change of Control (other than for Cause or due to disability); (ii) a material reduction by the Company of the participant’s base salary or annual bonus opportunity as in effect immediately prior to the Change of Control; (iii) a relocation by more than 50 miles of the participant’s primary work location or, if the participant’s primary work location is the Company’s headquarters, a relocation of the Company’s headquarters by more than 50 miles; or (iv) any material breach by the Company of this Agreement or of any other written agreement between the Company and the participant relating to the participant’s employment. Notwithstanding the foregoing, Good Reason shall not exist unless and until each of the following have occurred: (x) within ninety (90) days after the circumstances giving rise to Good Reason first exist, the participant has delivered a notice of termination of employment to the Company specifying the grounds and facts believed to constitute Good Reason; (y) the Company has failed to cure such circumstances within thirty (30) days following receipt of the participant’s notice of termination of employment; and (z) the participant’s termination of employment is effective within one hundred and eighty (180) days following the Company’s receipt of the participant’s notice of termination of employment.
“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
7.    Recoupment of Incentive Compensation. Notwithstanding anything herein to the contrary, payments under the Plan shall be subject to forfeiture and recoupment to the extent required under federal law or other action in accordance with the Company’s Executive Officer Incentive Compensation Recovery Policy, as may be amended or amended and restated from time to time, and any other compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s shares of common stock are then listed, or as otherwise required by law. This Plan will be unilaterally and automatically amended by the Committee to comply with any such compensation recovery policy.
8.    Governing Law. Except to the extent preempted by federal law, the consideration and operation of the Plan shall be governed by the laws of the State of Minnesota.
9.    Employment Rights. Nothing in this Plan shall confer upon any participant the right to continue in the employ or service of the Company, or affect the right of the Company to terminate a participant’s employment at any time, with or without Cause.

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10.    Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and any such attempted transfer will be of no effect and will result in the cancellation of the Award.
11.    Deferrals of Payments. To the extent permissible by any deferred compensation plan of the Company permitting for deferrals of the payment of awards granted under this Plan, payments under this Plan may be deferred on the terms and conditions set forth in such plan(s).
12.    Severability. If any provision of this Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan, such provision shall be stricken as to such jurisdiction, and the remainder of this Plan shall remain in full force and effect.
13.    Amendment. The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without prior notice to any person affected by this Plan, except that no such amendment may materially impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules.

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WINNEBAGO INDUSTRIES, INC.
OFFICER INCENTIVE COMPENSATION PLAN
Annual Incentive Award: Fiscal 2026 Plan Year Notice

This annual incentive award is granted under the Winnebago Industries, Inc. Officer Incentive Compensation Plan (the “Plan”) and is subject to the terms and conditions of such Plan.
The Fiscal 2026 Plan year will consist of the following performance periods, performance measures and weightings:

Performance Measure	Performance Period	Weighting (% of total target award)
Individual performance measures (see individual award schedule for participant’s individual performance metrics)	FY26*	30%
Financial measures (see individual award schedule for financial measures applicable to 1H and 2H performance periods)	1H	35%
	2H	35%
* If you elect to defer all or a portion of your bonus under the Company’s Executive Deferred Compensation Plan, such election will only apply to the portion of your incentive award for the FY26 performance periods (and will not apply to the portion of your incentive award for the 1H or 2H performance periods).
FY26 = the full fiscal year ending August 29, 2026
1H = the first two fiscal quarters of FY26
2H = the last two fiscal quarters of FY26
The financial measures component for each performance period may be sub-divided into multiple performance measures with associated weightings as set forth on the participant’s individual award schedule.
Each financial metric sets forth a threshold, target and maximum level of achievement, with the target being expressed as a range (the “target zone”), such that achievement of results at any level within the target zone will result in a payout at target. Payouts for achievement of results between the threshold and the low-end of the target zone or the high-end of the target zone and maximum levels shall be determined by straight-line interpolation.
All financial measures set forth in the individual award schedule shall have the definitions set forth below and shall be calculated in accordance with GAAP, subject to adjustment as set forth in the Plan:
•Operating Income: Net Revenue less Cost of Goods Sold less Selling, General and Administrative costs (excludes non-op income/loss and net interest expense). Adjust for

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Board approved non-GAAP/non-recurring disclosure items that affect operating income not contemplated in the plan*.
•Net Sales: Gross sales (list price to dealer) plus delivery revenue less allowances and discounts
•Working Capital: Working Capital (Gross Inventory + Accounts Receivable – Accounts Payable) divided by trailing 12 months net sales
oFor the 1H and 2H periods, trailing 6 month average working capital as of the end of that period
*Refer to Finance Policy FIN-004 Non-GAAP Financial Measures
Form of Payouts: Payouts under this incentive award for the performance periods shall be made in the form of cash following the end of FY26, in accordance with the terms of the Plan.
Individual Award Schedule: Each participant will receive an individual award schedule setting forth the individual and financial performance measures applicable to such participant for the performance periods set forth above, including the applicable weightings of financial measures for each performance period. The individual award schedule also sets forth the participant’s target bonus.

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